EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, John A. Kite, Chairman and Chief Executive Officer of Kite Realty Group Trust (the “Parent Company”), and Heath R. Fear, Chief Financial Officer of the Parent Company, each hereby certifies based on his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Parent Company for the quarter ended June 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Parent Company.

Date: August 6, 2020	By:	/s/ John A. Kite
John A. Kite
Chairman and Chief Executive Officer

Date: August 6, 2020	By:	/s/ Heath R. Fear
Heath R. Fear
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Parent Company and will be retained by the Parent Company and furnished to the Securities and Exchange Commission or its staff upon request.